Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

NANO - Q3 2008 Nanometrics Earnings Conference Call

Event Date/Time: Oct. 30. 2008 / 3:00PM PT

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FINAL TRANSCRIPT

Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

CORPORATE PARTICIPANTS

Tim Stultz

Nanometrics - President & CEO

Bruce Crawford

Nanometrics - COO & interim CFO

Quentin Wright

Nanometrics - CAO

CONFERENCE CALL PARTICIPANTS

Gary Hsueh

Oppenheimer & Co. - Analyst

Bill Felix

Radnor Capital - Analyst

Kelly Anderson

Sidoti & Co. - Analyst

Michael Amari

Amarico, Inc. - Analyst

Joe Quigg

Analyst

Martin Albock

Horizon Networks - Analyst

PRESENTATION

Operator

Good afternoon, and welcome to Nanometrics’ Third Quarter 2008 Financial Results Conference Call. Today’s speakers will include Tim Stultz, President and CEO, and Bruce Crawford, CFO and COO of Nanometrics. The Q&A session will be held at the end of the call. Until that time, all participants will be in a listen-only mode.

Before we get started, I would like to call your attention to the following Safe Harbor Statement. This conference call contains certain forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations and involve risk and uncertainty that may cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause such differences include, but are not limited to, changes in demand for the Company’s products, changes in the Company’s ability to ship its products in a timely manner, changes in business or economic conditions, and the additional risk factors and cautionary statements set forth in the Company’s Form 10-Q for the quarter ending June 28, 2008, and in other reports which the Company files with the Securities and Exchange Commission and incorporates herein by reference.

I will now turn the call over to Dr. Tim Stultz. Please proceed.

Tim Stultz - Nanometrics - President & CEO

Good afternoon, everyone. I appreciate your calling in today. With me are Bruce Crawford, our Chief Operating Officer and interim CFO, and Quentin Wright, our Chief Accounting Officer.

The economic uncertainties and financial crises that have been felt on a global basis have had a major negative impact to our customers’ businesses, putting significant downward pressures on capital spending worldwide and specifically within the semiconductor industry. Volatility and lack of visibility are the predominant characteristics of our business environment, and in our industry, customers are known to freeze capital spending until they get visibility on consumer demand.

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Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

During these uncertain times, we believe there’s a heightened demand on management teams to focus on cash generation, operational expense reduction, and prudent investments in new products and product enhancements, which for Nanometrics will define our future business and growth opportunities.

For a little more than a year, we have been reporting on our progress in making structural changes in our business, reducing our vertical integration, improving our variable to fixed cost ratio, and reducing expenses through effective consolidation and elimination of overlap within our business entities. We are pleased to report that the benefits of those efforts continue to positively impact our financial performance.

Specifically, while our revenues in Q3 dropped 3% quarter on quarter to $23.1 million, our total gross margin increased 175 basis points to 44.1%, driven by record service gross margins of 30%, an increased mix of high gross margin product upgrades, and our sixth consecutive quarter of product gross margins at or above 50%.

Our operating expenses on an ongoing basis dropped 6% compared to Q2, and our cash breakeven revenue level decreased 10% to about $26 million. These operational improvements resulted in nearly a 40% reduction in our operating losses on a cash basis versus last quarter, even with slightly lower revenues.

That being said, we still have not achieved our cash breakeven goal of $25 million in quarterly revenue. We had planned to be there in the second quarter of this year. We are confident, however, that the steps we have taken during the third quarter will bring us to a breakeven level below $25 million for the fourth quarter.

Turning to our balance sheet, last July we reported that we had significantly improved our cash position just after the close of the quarter by taking a conventional mortgage against our Milpitas facility, which added $13.2 million to our cash position and contributed to our Q3 ending cash balance of $21.8 million. This is net of $1.3 million used to repurchase 386,000 shares during the quarter.

Within the last week of the quarter, we experienced a significant push-out of business from some key customers, which resulted in higher-than-planned finished goods inventory and a modest increase in overall inventory. This is an area that is very difficult to manage, given purchase and manufacturing lead times. However, on the other hand, we do have the finished goods we can use to respond to short-term customer opportunities as they arise.

Turning to our product portfolio and competitive position, during the first six months of this year, we introduced new products into each of our major served markets as well as brought out our Lynx cluster metrology platform. In Q3, we gained meaningful traction with each of those products, including a follow-on order for three additional Lynx platforms following acceptance of the initial installation of a major memory customer site. We feel this is a significant endorsement given the market environment.

We are confident that we have a good understanding and grasp of our situation. Our results illustrate that even with a drop in revenue, we continued to make progress on our cash and operational performance. We are encouraged that we have a broad portfolio of products, some of which may appear esoteric in a strong market, but are certainly welcomed in our current environment. In fact, nearly 25% of our product revenues came from high-brightness LED, solar photovoltaics, and compound semiconductor markets. We are also encouraged by the continuous improvement we have made over the last six quarters to service revenue, growth and margin.

Going forward, we will continue to improve our performance and strengthen our viability through continued focus on cash, cash flow, and balance sheet performance, additional improvements in operating expenses, and a goal of further reducing our revenue breakeven level on a cash basis below $25 million, and continued pursuit of high gross margin upgrade business, which is available to us through our installed base of over 6,000 systems worldwide.

Finally, while we are focused and committed to improving our operational performance in the immediate time frame, we are also just as committed to strengthening our position for resumed growth when the industry recovers. To that end, we will continue to invest in new products and applications and strengthen our competitive position in our core markets. We will work to expand our business in emerging and growth markets such as solar photovoltaics, high-brightness LEDs, wireless power amplifiers and related circuitry, and wafer substrate manufacturing. And we will work closely with our existing customers to ensure multi-year alignment between our product roadmaps and their technology requirements.

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Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

In summary, in this incredibly difficult market environment, we ended the quarter with our largest cash position in over two years. We increased our gross margins and posted record service gross margins. We reduced our operating expenses and revenue breakeven levels by 6% and 10%, respectively, and we gained important customer traction and follow-on orders with our recently introduced new products.

Together, the operational and financial improvements we have made strengthen our ability to weather the industry downturn, while the investment in new products and markets positions us well to benefit from the industry upturn when it does occur.

I will now turn the call over to Bruce Crawford, who will discuss our third quarter results in more detail.

Bruce Crawford - Nanometrics - COO & interim CFO

Thank you, Tim. Earlier today we released our third quarter 2008 financial results, which you may find on our website at nanometrics.com. Third quarter revenues of $23.1 million decreased 3% from the second quarter and 40% from the year-ago period. While the sequential change was small, the mix in products was significant. Late in the third quarter, we experienced push-outs from several of our customers that led to a sequential decline in automated system sales. That decline was largely offset by strong integrated metrology and service revenues.

The breadth of our product portfolio and diversity of end markets continues to provide Nanometrics with a relatively solid revenue base in the face of decreasing semiconductor capital spending.

Even with the revenue decline, we continued to improve our gross margin. Product gross margin stayed roughly flat at 50% in spite of the 12% decrease in product sales. Service gross margins grew to 30%, a new high for Nanometrics, helped by a significant amount of upgrade business during the quarter. Our total gross margin grew to 44%, up from 42% in the second quarter and roughly flat from our record revenue third quarter one year ago.

As a testament to our continued efforts to reduce vertical integration through outsourcing and consolidation of manufacturing facilities, we have sustained gross margins in excess of 42% for six quarters in a row. Our R&D and SG&A expenses in the third quarter were $13.6 million, down 6% from $14.6 million in the second quarter, and down 3% from the year-ago period.

During the third quarter, we continued our cost reduction efforts through further reductions in our workforce, and as a result, we took a restructuring charge of $700,000 for severance expenses. Third quarter operating expenses decreased sequentially, even with a full quarter of (inaudible) results compared to one-half of their operating expenses in the second quarter.

In response to industry’s condition and a significant decline in our stock price, we performed an asset impairment test on our long-lived assets in accordance with FASB Statements 142 and 144. Based upon the results of this testing, we recorded an asset impairment charge of $55.3 million, representing a write-off of the entire amount of our previously recorded goodwill of $54 million and certain other intangible assets of $1.3 million. As an aside, this impairment does not violate a current covenant with either the loan or our line of credit currently in place.

Our third quarter results also include a number of non-recurring or non-cash expenses that we as management exclude from our results in order to assess our cash burn in the cost structure of our Company on an ongoing basis. These expenses include $600,000 in amortization of acquired intangible assets, $1.1 million for stock-based compensation expenses, and $900,000 for depreciation. We also recorded a restructuring charge of $700,000 related to the headcount reductions made during the quarter.

Adjusting for the impairment and these other charges, our net loss on an ongoing cash basis was roughly $1.9 million. This compares to a GAAP net loss of $60.5 million.

A few comments on the balance sheet. Receivables declined by over $7 million, with DSOs decreasing to 83 days from 109 last quarter. Inventory levels increased slightly, given the push-outs of system shipments at the very end of the quarter. We added over $12 million to our cash balance, reflecting the proceeds of the mortgage transaction on our Milpitas headquarters and our limited cash burn. We used about $1.3 million in the quarter for stock repurchases. Our tangible book value now stands at $4.84 per share based on 18.3 million shares outstanding at quarter end.

That concludes our prepared remarks. Operator, you may now poll for questions.

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FINAL TRANSCRIPT

Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS.) And our first question comes from the line of Gary Hsueh. Go ahead.

Gary Hsueh - Oppenheimer & Co. - Analyst

Hey, thank you, guys, for taking my questions. Just a few questions here. Did you have any greater-than-10% customers in the September quarter?

Bruce Crawford - Nanometrics - COO & interim CFO

Yes, we had one. It was Toshiba.

Gary Hsueh - Oppenheimer & Co. - Analyst

Okay. Okay. Just, I would have expected Applied Materials. Normally, when you look at the integrated revenues grow to 30% of the total, it’s normally AMAT that’s the greater-than-10% customer, but this time it’s Toshiba. Okay. The second question is just what’s the current plan here in terms of actually getting to the $25 million cash breakeven cost structure?

Bruce Crawford - Nanometrics - COO & interim CFO

The reason we believe we’ll be there next quarter is a number of the steps we took during this quarter will not be reflected until next quarter’s operating expenses are, come through.

Gary Hsueh - Oppenheimer & Co. - Analyst

And so we should basically be modeling OpEx declining by $3 million or $4 million? Is that the right math?

Bruce Crawford - Nanometrics - COO & interim CFO

I think that sounds a little high in total. The number’s closer to, I think on a cash basis, like $11.5 million. But basically, we came in at $26.2 million on a cash breakeven for the quarter. If you take out some of the expenses within the G&A and also from some of the reduction in force, that we’ll then be realizing Q4 will be under the $25 million.

Gary Hsueh - Oppenheimer & Co. - Analyst

Okay, so okay. Okay. And you said $11.5 million was roughly the right sort of OpEx number for the December quarter?

Bruce Crawford - Nanometrics - COO & interim CFO

On a cash basis.

Gary Hsueh - Oppenheimer & Co. - Analyst

On a cash basis. Perfect. And then just bigger picture, I think there’s been some concerns, I think, especially from investors, about companies that have relatively low cash flows and impaired balance sheets and whether or not the chip makers, their customers feel like companies with that kind of balance sheet can operate effectively as an ongoing concern. Are you seeing any kind of pushback or issues raised from your customers to that effect? And what kind of cash level—if you’re not seeing that, what kind of actual cash level would you feel you’d have to actually reach in terms of customers actually voicing that concern?

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Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

Bruce Crawford - Nanometrics - COO & interim CFO

Well, I just, Gary, I spent a week or so—actually, two weeks—a week going to customers in Europe and also to a series of most of our key customers in Asia, talking about our business, our business model and our cash. As you know, we ended the quarter, last quarter, about two weeks after the quarter, we were above $20 million, helping them understand the structure of our balance sheet and the impairments that we had taken in that quarter. And I think it’s well understood, and I think we’ve had nothing that indicates that they’re uncomfortable with our viability.

Gary Hsueh - Oppenheimer & Co. - Analyst

Okay. And even if they were, you could have that additional $15 million on that credit facility at LIBOR plus. Right?

Bruce Crawford - Nanometrics - COO & interim CFO

That’s correct. We have, it’s up to $15 million, and normally half of it is tied to receivables and the balance is, you can draw directly on it.

Gary Hsueh - Oppenheimer & Co. - Analyst

Okay. Okay, great. Thanks.

Operator

Our next question comes from the line of Bill [Felix] with [Radnor] Capital. Go ahead.

Bill Felix - Radnor Capital - Analyst

Good afternoon. Tim, I was wondering if you could comment on the level of pre-sale activity that you’re seeing in terms of valuation and engagement, bake-off and so forth.

Tim Stultz - Nanometrics - President & CEO

I’m sorry. Bill, could you—it’s a little weak on the call, and I’m not sure I understood the question.

Bill Felix - Radnor Capital - Analyst

My question is could you comment on the level of presale activity that you’re engaged in with your customers, bake-off technology evaluation and so on?

Tim Stultz - Nanometrics - President & CEO

I don’t see that. There’s nothing that’s changed. There’s always, when you introduce new products, then you go through some evaluations. We have been fortunate that we have not had to place a large number of tools in our eval. And in fact, when we talked about traction with our new products, I’m talking about revenue-based traction, not evals or loaners. So the only products within our new portfolio that we have not had absolute revenue recognition are on the integrated metrology tools, and that’s because they go through an OEM qualification first, and that’s occurring at this time.

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Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

Bill Felix - Radnor Capital - Analyst

Okay. Thank you.

Operator

Our next question comes from the line of Kelly Anderson with Sidoti and Company. Go ahead.

Kelly Anderson - Sidoti & Co. - Analyst

Thanks for taking my questions. A quick one on the balance sheet. Your receivables management so far this year has been pretty exceptional, but the inventories have remained very high. Do you guys have any specific initiatives in place to work these down?

Tim Stultz - Nanometrics - President & CEO

Kelly, yes, so the primary factor to take into consideration is we have been working very diligently on our inventory, and certainly we’d like to bring it down. But the fact that hit us was the last week of the quarter push-outs of a substantial amount of product that left us with a higher-than-planned finished goods inventory. If those would have shipped and we would have recognized those in receivables, I think you would have seen a nice decrease in inventory.

Kelly Anderson - Sidoti & Co. - Analyst

There’s no way to quantify, perhaps, the value of the product that was delayed into the next quarter, is there?

Tim Stultz - Nanometrics - President & CEO

Not in specific numbers, but I’ll tell you, it was material with regards to our revenue levels.

Kelly Anderson - Sidoti & Co. - Analyst

Okay. And then just on the income statement, how is it possible that you guys are able to achieve a nearly 200-basis-point improvement in gross margin in the face of a volume decline? I think it’s pretty astonishing that your tools revenue was down and you kept a pretty consistent margin. And then on the services side, that was obviously way up. How do we think about the services margin going forward, and is it possible to maintain this kind of product margin level?

Tim Stultz - Nanometrics - President & CEO

That’s a good question. So on the product margin side, I think it mostly reflects the restructuring of the business. I have, over the last 12 months, pushed very hard to go to an outsource manufacturing model where we’re manufacturing approximately 20% of our product at a systems level and a turnkey basis, which also helps with our, should help with our inventory, but in particular with our margins on the product.

Now, the second thing is our products are competitive and, as you know, within our competitor environment, there’s only two customers, and we basically are able to sustain our product’s pricing based on the performance and the support.

With regard to service, we certainly got a big kick from the upgrade component, which is very high margin. Our core service margins are improving steadily, but the 30% total service margin was heavily weighted because of the upgrade business. And we see that going forward for some quarters, going for at least several more quarters.

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FINAL TRANSCRIPT

Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

Kelly Anderson - Sidoti & Co. - Analyst

So with all the improvements that you guys have made on the services side, if we stripped out the upgrade business and assumed that a normal mix of that, where would the services margin be at this point?

Tim Stultz - Nanometrics - President & CEO

The core service margin is running right around 13% to 15%.

Kelly Anderson - Sidoti & Co. - Analyst

Okay, great. Thank you very much.

Tim Stultz - Nanometrics - President & CEO

You bet.

Operator

Our next question comes from the line of Michael Amari with Amarico, Incorporated. Go ahead.

Michael Amari - Amarico, Inc. - Analyst

Congratulations, guys, on your important efficiencies and higher gross margin in these troubled times. It’s just astonishing to me, anyway. I’m looking to find out—it’s kind of scary, looking at that, as an investor, to see 3.75 loss per share. What is your actual cash loss for the quarter per share?

Bruce Crawford - Nanometrics - COO & interim CFO

Well, the cash loss on it was $1.9 million, and we have about 18.3 million shares outstanding.

Michael Amari - Amarico, Inc. - Analyst

So it would be $1.00.

Bruce Crawford - Nanometrics - COO & interim CFO

Around $1.00, yes.

Michael Amari - Amarico, Inc. - Analyst

Is this included in that 3.75?

Bruce Crawford - Nanometrics - COO & interim CFO

Michael, that would be $0.10, not $1.00.

Michael Amari - Amarico, Inc. - Analyst

It would be $0.10. Ah, good. So when you read $0.10, it’s not the same as you read at 3.75.

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FINAL TRANSCRIPT

Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

Bruce Crawford - Nanometrics - COO & interim CFO

Yes, I understand.

Michael Amari - Amarico, Inc. - Analyst

Really, really scary psychologically. Anyway, I have another question for you. Last year at this time, October 30 of last year, actually, your stock value was $11.73. Right now it’s, as you know, it’s about 86% lower, which is, I don’t know if any viable company as strong as management as you are really can justify some decline like this. It’s beyond belief what Wall Street can do.

What I’m trying to find out, are you guys not frustrated enough to go outside and buy the heck out of these shares at $0.15 on the dollar, per se? Your market cap right now is only $21 million. It’s less than the cash that you have on hand.

Tim Stultz - Nanometrics - President & CEO

Well, I understand, and with regard to the stock repurchase, which we announced last year, the Board approved $4 million to use for stock repurchases. And this quarter in particular, we spent about $1.3 million and bought about 386,000 shares.

Our primary objective I do want to state, though, is to offset dilution to our shareholders by buying back stock consistent with the stock awards and grants to employees as a normal course of business.

Michael Amari - Amarico, Inc. - Analyst

One more question. Because you had already asset impairment charges for the previous quarter, I really did not anticipate another asset impairment charge this quarter, and do you have any other asset impairment charges for next quarter?

Tim Stultz - Nanometrics - President & CEO

That’s a good question, Michael. So last quarter we took an impairment on the amortized intangibles. But we didn’t do anything with goodwill. This quarter we, because of where the market cap was and the other tests that are applied, we wound up taking an impairment charge against our goodwill. And, in fact, our goodwill is down to zero. So between the goodwill that has been brought to zero and the impairment charges that we’re taking against the amortized intangibles, we’re down to a pretty low number, which will reduce those charges on a quarterly basis, and you shouldn’t see any significant numbers going forward.

Michael Amari - Amarico, Inc. - Analyst

I’m not sure about accounting, but could this be carry-on losses for the future earnings? In other words, is this an NOL?

Tim Stultz - Nanometrics - President & CEO

No. We have NOLs historically. I’ll let Quentin add some more color to that question.

Quentin Wright - Nanometrics - CAO

Yes, Michael, this is Quentin. We worked those assets off, and the write-off is more along the lines of a book asset. Of course, we’re getting the deductions for our losses for tax as we go here. And the Company has significant NOLs in the US here to offset future income. So we’re not expecting to see any kind of a significant tax provision coming out of the US in the immediate future.

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Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

Michael Amari - Amarico, Inc. - Analyst

Can you give me an idea about how much that’s NOL? It’s kind of unfortunate to have that, especially when things turn around.

Quentin Wright - Nanometrics - CAO

In the US, it’s at least $25 million.

Michael Amari - Amarico, Inc. - Analyst

$25 million. Okay. Thank you and good luck, guys.

Tim Stultz - Nanometrics - President & CEO

Thanks, Michael.

Operator

Our next question comes from the line of Joe [Quigg]. Please proceed.

Joe Quigg Analyst

Yes. I guess you had said that there was a $4 million original buyback. Was there anything used in the previous couple of quarters before this one out of that $1.3 million?

Bruce Crawford - Nanometrics - COO & interim CFO

Yes. We reported on our buybacks in each of the quarters since the program’s been in place, and to date we’ve bought back about $2.6 million. We’ve spent about $2.6 million on stock repurchases. We still have about $1.4 million of so-called dry powder.

Joe Quigg Analyst

Right. And I guess the only other thing is liquidity. The only other things which you could possibly write down is some bad accounts receivable or some obsolete inventory.

Tim Stultz - Nanometrics - President & CEO

Yes, those are good questions and obviously, we looked hard at those, and we feel that we’ve got those well under control and properly covered.

Joe Quigg Analyst

Okay. Thank you.

Tim Stultz - Nanometrics - President & CEO

You bet.

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FINAL TRANSCRIPT

Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

Operator

(OPERATOR INSTRUCTIONS.) And our next question comes from the line of Martin [Albock] with [Horizon Networks]. Go ahead.

Martin Albock - Horizon Networks - Analyst

Yes. Congratulations, guys. It’s great that during these tough times, you have as much money as you have. To have $22 million sitting on the sidelines is wonderful. What are you going to do with the money? Do you have any plans? Do you have a game plan? Are you looking for acquisitions? You can’t just buy your stock back with that money. Maybe you can. But what are your plans? Can you give us some of your ideas, share some ideas on what you plan on doing with the money? And also, what can you do to increase shareholder value?

Tim Stultz - Nanometrics - President & CEO

Well, we’ll take those in reverse order, Marty, and thanks for calling in. We believe that the biggest thing we can do for shareholder value is to make sure that we’re around after this downturn with the right products and the right markets and serving the right sectors.

The other thing that I think increases the shareholder value, obviously, and hopefully the stock ultimately responds to it, is that the operations itself of—as measured, say, by gross margins and operating expenses—are indicative of a well-managed company. Now, if you look at our restructuring and the steps we’ve taken to get down to this kind of level of cash breakeven, you’re going to see—we believe you’re going to see—some great operational leverage and earnings leverage going forward when revenues start to pick up and the industry turns. And I think that will then be reflected in our stock price, hopefully, and our shareholder value.

Martin Albock - Horizon Networks - Analyst

That’s great. You know what I’d like to see—it’s wonderful that the Company is taking cash and buying stock from the market. But as a stockholder myself, I’d love to see you, as well as your employees and management, since I think the stock is cheap, I’d like to see you get the insider’s purchases as well as some of your management, which would really help the stock. And can we count on that from you?

Tim Stultz - Nanometrics - President & CEO

Well, I’ll take that under advice. Many of us participate under 10(b)(5)(1) plans, and you’ll see some of that. We also have employee stock purchase plans, which we have a pretty good participation with, with inside all of our employees who believe in the stock. And so those are typically reflected.

All of us here are—fill in the good bullets—about the Company and what we’re doing with it, and I can tell you are strong supporters of the stock.

Martin Albock - Horizon Networks - Analyst

Another comment that I noticed. On that press release, what Michael, the previous person, Michael, pointed out. That release was very confusing. I don’t know who wrote the release, but it’s not, it’s a little positive effect that you have $22 million, but the fact that you didn’t really lose that much money, it could have been written a little differently to make it more optimistic in terms of the future of your Company. Because you’re not losing that much money. And that press release does not, until you analyze it, it doesn’t look right. And maybe in the future, when you run future press releases, you might want to think this through a little clearer before you release it.

Tim Stultz - Nanometrics - President & CEO

Yes. The challenge for us that you bring up, which is very valid, Marty, is that there’s a difference between the GAAP losses and, obviously, the so-called pro forma format, which we historically have not adopted. I think that—and I do understand where it can be, maybe, at least on (inaudible), if you want to read the headlines, it’s not confusing. With the write-down of the goodwill and the impairments we’ve taken, you’re going to see a very close correlation—a much closer correlation—between our cash-based operations and our GAAP basis, and I think it will be much less confusing going forward.

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FINAL TRANSCRIPT

Oct. 30. 2008 / 3:00PM PT, NANO - Q3 2008 Nanometrics Earnings Conference Call

Martin Albock - Horizon Networks - Analyst

Right, that’s wonderful. But keep up the good work. We’re excited about the Company. We’re supporting your Company, and the future looks promising to me at these prices.

Tim Stultz - Nanometrics - President & CEO

Thanks, Marty. Thank you.

Operator

And ladies and gentlemen, as there are no further questions, I’d like to turn the call back over to management for any closing remarks. Please proceed.

Tim Stultz - Nanometrics - President & CEO

I want to thank all of you once again for calling in. We do look forward to updating you on our Q4 and 2008 results at our next conference call. And with that, we’ll close this call.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. That does conclude the presentation. You may disconnect. Have a wonderful day.

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